Exhibit 4.6

DR	RECEIPT FOR DEPOSITARY SHARES, EACH REPRESENTING 1/20 OF A SHARE OF 7.50% CLASS I CUMULATIVE REDEEMABLE PREFERRED SHARES
Developers Diversified Realty Corporation

THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NJ AND PITTSBURGH, PA	CUSIP 251591 78 0

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO	SEE REVERSE FOR CERTAIN DEFINITIONS
Mellon Investor Services LLC, as Depositary (the “Depositary”), hereby certifies that

is the registered owner of	DEPOSITARY SHARES
(“Depositary Shares”), each Depositary Share representing 1/20 of one share of 7.50% Class I Cumulative Redeemable Preferred Shares, without par value (the “Shares”) ($25.00 Liquidation Preference per Depositary Share), of Developers Diversified Realty Corporation, a corporation duly organized and existing under the laws of the State of Ohio (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of October 26, 2009 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipt (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:	MELLON INVESTOR SERVICES LLC Depositary
By
Authorized Signature

     The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain provisions of the Corporation’s Articles of Incorporation, no Person may Beneficially Own or Constructively Own Depositary Shares representing shares of any series of any class of Preferred Shares in excess of 9.8% of the outstanding Preferred Shares of such series. Any Person who attempts to Beneficially Own or Constructively Own Depositary Shares representing shares of any series of any class of Preferred Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation’s Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each Depositary Receipt holder who so requests. If the restrictions on transfer are violated, certain of the Preferred Shares represented by the Depositary Shares evidenced by this Depositary Receipt may be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporation’s Articles of Incorporation.
DEVELOPERS DIVERSIFIED REALTY CORPORATION
     DEVELOPERS DIVERSIFIED REALTY CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE ARTICLES OF INCORPORATION WITH RESPECT TO THE 7.50% CLASS I CUMULATIVE REDEEMABLE PREFERRED SHARES OF DEVELOPERS DIVERSIFIED REALTY CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-		Custodian
TEN ENT	- as tenants by the entireties		(Cust)		(Minor)
JT TEN	- as joint tenants with right	under Uniform Gifts to Minors Act
	of survivorship and not as	Act of
	tenants in common	(State)
Additional abbreviations may also be used though not in the above list.
ASSIGNMENT
For value received,                                                              hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Depositary Shares
represented by the within Receipt, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated	Signature(s):

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE BY EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.